Exhibit 99.1

CANOLA PROPERTY GHANA LIMITED

Financial Statements
and
Independent Auditors' Report
December 31, 2011

CANOLA PROPERTY GHANA LIMITED

Table of Contents

EKS&H
EHRHARDT · KEEFE
STEINER · HOTTMAN PC
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

7979 E. Tufts Avenue, Suite 400
Denver, Colorado 80237-2843
P: 303-740-9400 F: 303-740-9009

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Canola Property Ghana Limited
South Jordan, Utah

We have audited the balance sheet of Canola Property Ghana Limited (the "Company") as of December 31, 2011 and the related statements of operations, stockholders' equity, and cash flows from July 5, 2011 (Inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows from July 5, 2011 (Inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced circumstances which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ehrhardt Keefe Steiner + Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

March 31, 2012
Denver, Colorado

· DENVER · FORT COLLINS · BOULDER ·
www.EKSH.com

CANOLA PROPERTY GHANA LIMITED
(A Development Stage Company)

Balance Sheet

ASSETS

	December 31, 2011
CURRENT ASSETS	
Cash	$ -
Total current assets	-
TOTAL ASSETS	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	
Accounts payable	$ -
Total current liabilities	-
Commitments and contingencies	
STOCKHOLDERS' EQUITY	
Common stock no par value, 500,000,000 shares authorized; 75,000 shares issued and outstanding at December 31, 2011	50,463
Deficit accumulated during development stage	(50,463)
Total stockholders' equity	-
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ -

See notes to financial statements.

CANOLA PROPERTY GHANA LIMITED
(A Development Stage Company)

Statement of Operations

	From Inception (July 5, 2011) Through December 31, 2011
Operating expenses:	
Selling, general and administrative	$ 50,463
Total operating expenses	50,463
Loss from operations before income taxes	(50,463)
Income taxes	-
Net loss	$ (50,463)
Loss per common share-basic and diluted:	$ (.67)
Weighted average number of common shares outstanding: Basic and Diluted	75,000

See notes to financial statements.

CANOLA PROPERTY GHANA LIMITED
(A Development Stage Company)

Statement of Stockholders' Equity

From Inception (July 5, 2011) through December 31, 2011

	Common Stock		Deficit Accumulated During Development Stage	Total Stockholders' Equity
	Shares	Amount		
Balance – July 5, 2011	-	$ -	$ -	$ -
Issuance of stock for services	75,000	50,463	-	50,463
Net loss	-	-	(50,463)	(50,463)
Balance – December 31, 2011	75,000	$ 50,463	$ (50,463)	$ -

See notes to financial statements.

CANOLA PROPERTY GHANA LIMITED
(A Development Stage Company)

Statement of Cash Flows

	From Inception (July 5, 2011) Through December 31, 2011
Cash flows from operating activities	
Net loss	$ (50,463)
Adjustments to reconcile net loss to net cash used in operating activities:	
Payment of services in common stock	50,463
Net cash used in operating activities	-
Net increase in cash	-
Cash - beginning of period	-
Cash - end of period	$ -

Supplemental Disclosures of Cash Flow Information and Non-Cash Transactions

During the period from inception (July 5, 2011) through December 31, 2011, we issued the following shares of our common stock for the following reasons and values identified below.

	Shares	Value
Payment of services in common stock	75,000	$50,463

The values we recorded were equivalent to approximately 75,000 Ghana Cedi, for services relating to the Company's organization and property acquisition activities.

See notes to financial statements.

CANOLA PROPERTY GHANA LIMITED
(A Development Stage Company)

Notes to Financial Statements

Note 1 - Description of Business and Significant Accounting Policies

Canola Property Ghana Limited ("Company" "we," "our," "us" or "CPGL"), a registered Ghana company, was incorporated in July 2011 under the laws of Ghana West Africa. Our only activities since inception have been organizing the Company and preparing to acquire a 50 year agricultural lease of 8,000 hectares (approximately 20,000 acres) of prime farm land, upon which we intend to cultivate primarily canola together with rotational crops of sunflower, maize, and soya to produce low cholesterol cooking oil with byproducts like protein pellets for animal and fish feed and bio pellets for district heating and electricity generation.

The preparation of our financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Our functional currency is the U.S. dollar. Any monetary assets and liabilities that are in a currency other than the U.S. dollar are translated at the rate prevailing at year-end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into U.S. dollars are included in current results of operations. The Ghanaian Cedi is the currency used in Ghana. The Cedi has been pegged to the U.S. dollar for the past several years and the ratio of Ghana Cedi to the U.S. dollar is currently approximately 1.7.

Ghana has been a politically stable and peaceful country with free elections since 1957. Based on the OECD report, Ghana experienced the world's highest economic growth in 2010 and 2011. Its main foreign government support programs come from the U.S.A. and China. Ghana promotes outside capital and investments through various incentives, including "Tax Holidays" (no income tax on specified projects for up to 10 years).

Income taxes are calculated using the liability method of tax accounting. Under this method, future income tax assets and liabilities are computed based on temporary differences between the tax basis and carrying amounts on the balance sheet for assets and liabilities. Future income tax assets and liabilities are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. We are taxed under the jurisdiction of Ghana.

Note 2 - Development Stage Company

We have not yet obtained revenue from our planned principal operations and are, therefore, considered a development stage company as defined in Accounting Standards Codification 915-10-20.

Note 3 - Management's Plan

Since the formation of the Company in July 2011, our activities have been focused on organizing the Company and looking for agricultural property that we could lease to begin farming operations. Although likely properties have been located and terms of a lease have been negotiated, the lease, as of December 31, 2011 had not been executed since our lack of cash prohibited the Company from consummating a lease.

Payments made on behalf of the Company, in return for stock, were sufficient to meet our working capital requirements for the period from inception (July 5, 2011) through December 31, 2011, but will not likely be sufficient to meet our working capital requirements for the foreseeable future or provide for any operational activities. We incurred $50,463 in net losses for the period from inception (July 5, 2011) through December 31, 2011. These conditions raise substantial doubt about our ability to continue as a going concern.

On January 24, 2012, the Company announced in a letter-of-intent, its plans to be acquired by BayHill Capital Corporation ("BHCC"). BayHill is a smaller reporting public company, and is considered a "shell company" for SEC reporting purposes. See Note 7 – Subsequent Events below.

If the merger is completed, it is anticipated that the Company will require additional capital to complete production and processing facilities and acquire additional rolling stock and farm equipment as it expands its operations.

Note 4 - Income Taxes

We recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in its financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence.

We will be taxed under the jurisdiction of Ghana. We have requested a ten-year "Tax Holiday" as allowed by Ghana, because of our status as a new company, investing in agriculture. However, we have not yet received approval of this status. Since we have not completed our first full tax year of operations, we have not filed any required tax returns in Ghana. We anticipate the Company will experience a loss during its first full year of operations and therefore have no tax liability. In addition, for U.S. tax purposes, there is a contemplated transaction described in Note 7 that may change our ownership by more than 50%. As such, according to the U.S. Internal Revenue Code, our net operating loss carry forwards may be limited as to their utilization in future periods.

Based on the above information, the Company has accrued no tax liability nor is it recognizing any tax assets for the period ending December 31, 2011.

Note 5 - Stockholders' Equity

Common Stock

As of December 31, 2011, we had authorized 500,000,000 shares of Common Stock no par value. There are currently 75,000 shares of Common Stock outstanding.

Our majority stockholder made cash payments totaling $50,463 to two contract consultants for services relating to the Company's organization and property acquisition activities. Of the total amount, $40,300 was paid to a minority stockholder and $10,163 to an unrelated third party. The Company issued 75,000 shares of common stock for the amount paid for the services.

Note 6 - Commitments and Contingencies

Operating Leases

We are in the process of negotiating a lease of non-cultivated land representing approximately 8,000 hectares that would require a minimum annual lease payment of approximately $152,000 of which $100,000 would be due upon execution of the lease. As of December 31, 2011, the lease payment had not been made to consummate the lease.

Note 7 - Subsequent Events

On January 12, 2012, we entered into a letter-of-intent ("LOI") with BHCC. The LOI requires the issuance of 12 million shares of BHCC common stock to our stockholders and designees to acquire all of the issued and outstanding shares of the Company's common stock, at which time we would become a wholly owned subsidiary of BHCC. On February 2, 2012, BHCC advanced through an escrow agent $102,000 for the initial lease payment, and associated expenses, on approximately 8,000 hectares of non-cultivated land on which we intend to begin clearing for planting and agricultural activities. On March 1, 2012, BHCC advanced an additional $20,000 to CPGL to cover various general, administrative, and operating expenses. It is anticipated that the acquisition by BHCC will occur prior to March 31, 2012.

If acquired, the term of the lease would be 50 years and require annual payments of approximately $152,000. The lease is cancellable by the Company with twelve months notice. We will be required to fund the preparation of a "site plan" and be responsible for relocation and compensatory costs, if any, for all affected persons who may live on the leased lands.

If the merger occurs, we expect that the share-for-share exchange will be treated as a recapitalization of the Company, with the Company as the acquirer (reverse acquisition). The historical financial statements of the Company, after giving effect to the recapitalization, will be the ongoing financial statements for future presentation.

The Company evaluated all subsequent events through March 31, 2012, which is the date the financial statements were available to be issued.